Exhibit 10.30

GUIDELINES

FOR

MANAGEMENT INCENTIVE
COMPENSATION PROGRAM
MICP

Peregrine Systems

Section I:        Purpose

Peregrine is committed to providing competitive cash compensation and benefit programs to all levels of employees. For those in leadership positions, a performance-based Management Incentive Compensation Program (MICP) is provided in addition to competitive base salaries. Under the MICP, Peregrine pays an incentive semi-annually based on the achievement of corporate and individual financial objectives as well as non-financial objectives for some participants. Objectives for the MICP at Peregrine include:

•                       build a strong relationship between leaders’ pay and company financial performance

•                       align leadership behavior and results to goals that drive organization success

•                       attract, reward and retain leadership talent, while discouraging a sense of “entitlement”

•                       offer “upside” reward potential when Peregrine’s targeted results are exceeded

•                       inspire investor confidence by ensuring that pay governance processes are measured, transparent and aligned with Peregrine financial success

Section II:     Eligibility

Full-time, regular Peregrine employees who are at least at the director level, not participating in other incentive compensation programs (i.e., quota-carrying sales leaders), may be eligible to participate in the MICP. The definition of “full time regular” does not include contract or temporary employees or those on reduced workweek status, except where otherwise legally proscribed.  In determining whether a position is eligible, criteria such as number of direct reports, scope of responsibilities, reporting relationship, and ability to directly influence achievement of corporate objectives will be reviewed. Recommendations for participation in the MICP must be approved by the SVP HR and the CEO prior to making any commitment to any individual.

Section III:    Process

Corporate business goals and financial objectives are defined by the CEO and approved by the Compensation Committee of the Board of Directors for the entire fiscal year and semi-annual periods, where appropriate. All MICP participants have a portion of their individual incentive compensation target tied to overall corporate financial results. Where participants also have non-financial objectives those objectives should be aligned to support corporate business goals. Peregrine financial goals are confidential and not to be discussed outside the company.

The portion of incentive compensation tied to financial targets varies by position within the corporation. Revenue, earnings targets and relevant weighting between financial and non-financial objectives are contained in Attachment A. Leaders in regions outside the US or in revenue-generating functions (Customer Support and Professional Services) may have a portion of their financial target tied to the revenue and expense targets of their local or functional group.

Individual MICP targets will be determined after considering relevant market data, internal comparisons, and budgets. All total annual targets are reviewed annually and changes are generally effective April 1. Recommendations to change a participant’s total annual MICP target should be discussed with the SVP Human Resources before submitting to the CEO for approval.

MICP Payment Schedule

While individual targets vary by position level and the weighting varies by role and goal, the payout schedule is established at the beginning of the period for corporate revenue and earnings and is included in Attachment B.

Initiating the MICP Process

At the beginning of the period (April and October) corporate, regional and functional revenue and earnings targets will be announced and assigned. Each MICP participant shall complete the appropriate MICP form, incorporating corporate revenue and earnings targets in the section labeled Financial. Where additional financial targets are appropriate to the individual’s position, those targets should be added in the financial section and weighted such that all objectives total 100%.

1) Participants who have a portion of their MICP based on achievement of non-financial objectives then specify those goals in the Non Financial section

a.  All objectives need to have the following elements:

Specific

Measurable

Actionable

Relevant

Timebound

b.  each objective must have a specific target or outcome associated with it

c.  well-formulated objectives should:

be supportive of overall company goals

benefit the company and stakeholders

include target dates for beginning and completing

be within the individual’s ability achieve/influence

Examples of objectives statements

•                  To decrease (action) time to process (focus) license agreements by 20% (quantity) by the end of the first quarter (time)

•                  To increase maintenance customer retention by 10% by June 30

•                  Following the product launch process, design and test (name or number) features by (date)

2)             review and obtain approval from the next level leader and forward to functional SVP for final approval

3)             forward approved MICP to assigned HR Generalist (your HR Generalist can also work with you to help formulate measurable goals).

Reporting MICP Results and Initiating Payment

At the end of the MICP period, each participant is responsible for summarizing in specific, measured terms the completion status of each objective on the MICP form. The financial results will be determined by the Corporate Finance group and communicated to participants.

When the MICP form is complete, the participant schedules a review meeting with his/her next level leader to review and agree on the results attained. When this review is complete, the form must be forwarded to the appropriate SVP for final approval, and then forwarded to your HR Generalist.

Section IV:  Plan Administration

This plan is not intended and shall not be construed to create or imply a guarantee of employment for any specified period of time. Nothing in this Plan should modify, limit or restrict the standard terms and conditions governing the employment relationship between Peregrine and the Plan Participant.

The administration of the Plan and the responsibility for carrying out and interpreting its provisions shall be the responsibility of the Human Resources management in conjunction with the CEO. In the case of disputes regarding this Plan or the interpretation of this Plan, the decisions of the Sr. Vice President of Human Resources and CEO will be final.

Peregrine, at its sole discretion, retains the right to amend the Plan in whole or in part at any time. Amendments must be stated in writing and are binding. Normally, amendments are intended to be prospective in nature, however, Peregrine reserves the right to make retroactive changes.

The following criteria will apply to participation and payments:

Eligible employees hired or promoted within the first four months of the period will be eligible for a pro-rated MICP payment, provided they submit approved MICP objectives within 30 days of their hire date, or promotion.

Employees must be actively employed by Peregrine at the end of the period for which a particular payment applies.

Employees who change roles within the period must revise non-financial objectives and obtain appropriate approvals within 30 days of the change in position or responsibilities.

During an approved leave of absence of more than 30 days, the MICP may be prorated.

If a participant dies or becomes totally disabled (as defined in the Company’s disability Plan), the Participant will be eligible to receive a pro-rated payment for the non-financial portion based on the individual’s accomplishment as of the termination or disability date.

The MICP targets and other MICP details for fiscal year 2004 are attached to these Guidelines as Attachments “A” and “B” and incorporated by this reference.

Acknowledged and agreed:

Signature:

Printed Name:

Employee Number:

Return this page with original signature to Eric Bayona, Human Resources